Exhibit 10.6

FIRST AMENDMENT TO THE EXCHANGE AGREEMENT dated as of February 11, 2014 (this “Amendment”), between RCS Capital Corporation, a Delaware corporation, and RCAP Holdings, LLC, a Delaware limited liability company (each of whom may be referred to herein as a “Party” and together as the “Parties”).

WHEREAS, the Parties previously entered into that certain Exchange Agreement dated as of June 10, 2013 (the “Exchange Agreement”);

WHEREAS, pursuant to Section 3.13 of the Exchange Agreement, the Exchange Agreement may be amended by a written instrument signed by the Parties; and

WHEREAS, the Parties desire to amend the Exchange Agreement and address certain matters as set forth herein.

NOW, THEREFORE, the Parties agree as follows:

1.            Definitions. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Exchange Agreement.

2.            Amendment to Exchange Agreement.

(a)          The seventh WHEREAS clause in the Agreement is hereby deleted in its entirety.

(b)          The second sentence of Section 3.15 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Except as otherwise required by applicable law, the parties intend and shall report an Exchange consummated hereunder as either (a) a taxable sale of Operating Subsidiaries Group Units by RCAP to the Corporation or (b) a contribution of Operating Subsidiaries Group Units to the Corporation in a transaction intending to qualify under Section 351 of the Code as tax-free to the extent it so qualifies. The parties shall agree on the tax treatment of each Exchange in accordance with the alternatives provided in the prior sentence and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority.”

3.            Effect on the Exchange Agreement. Except as specifically amended by this Amendment, the Exchange Agreement shall remain in full force and effect and the Exchange Agreement, as amended by this Amendment, is hereby ratified and affirmed in all respects. On and after the date hereof, each reference in the Exchange Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Exchange Agreement as amended by this Amendment.

4.            Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

5.          Counterparts. This Agreement may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both Parties need not sign the same counterpart.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first above written.

RCS CAPITAL CORPORATION

By:	/s/ Brian D. Jones
Name: Brian D. Jones
Title: Chief Financial Officer and Assistant Secretary

RCAP HOLDINGS, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

[Signature Page to First Amendment to the Exchange Agreement]